SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                   Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         On November 29, 2017 (the “Effective Date”), National Commerce Corporation (“NCC”) and its subsidiary bank, National Bank of Commerce (“NBC,” and together with NCC, the “Company”), entered into Executive Employment Agreements (together, the “Employment Agreements,” and each, an “Employment Agreement”) with (1) John H. Holcomb, III, Executive Chairman of the Company; (2) Richard Murray, IV, President and Chief Executive Officer of the Company; and (3) William E. Matthews, V, Vice Chairman and Chief Financial Officer of the Company (together, the “Officers,” and each, an “Officer”), pursuant to which the Officers will continue to serve in their current respective management positions with the Company.  The Officers will also continue to serve on the Boards of Directors of both NCC and NBC.

The material terms of the Employment Agreements are as follows:

●

Term. The term of the Employment Agreements is five years, commencing on the Effective Date. Beginning on the fifth anniversary of the Effective Date, and on each anniversary thereafter, the term will renew for an additional one-year period, unless either party provides written notice of its intention not to extend the term at least 60 days prior to the applicable anniversary date, or the Employment Agreement is otherwise terminated in accordance with the termination provisions set forth therein.

●	Annual Compensation. The total annual compensation paid to the Officers under the Employment Agreements generally consists of three components: (1) base salary; (2) cash bonus; and (3) equity awards.

Base Salary. The Officers will be paid an annual base salary in the following amounts, which amounts may be increased, but not decreased, by the NCC and NBC Boards of Directors during the term: for Mr. Holcomb, $300,000; for Mr. Murray, $415,000; and for Mr. Matthews, $380,000.

Cash Bonus. The Officers will be eligible to receive an annual bonus under NCC’s Annual Incentive Plan (the “AIP”), as in effect from time to time. For each year, each Officer’s target bonus amount under the AIP will be determined by the Compensation Committee of NCC’s Board of Directors (the “Compensation Committee”), but the target bonus amount will be not less than 50% of the Officer’s base salary in effect as of the determination date.

Equity Awards. The Officers will be eligible to receive annual awards – currently performance share awards (“PSAs”) – under NCC’s 2017 Equity Incentive Plan, or any other equity-based incentive compensation plan or arrangement adopted from time to time, in amounts to be determined by the Compensation Committee. Any such equity awards will be governed by the applicable plan and award agreements.

●

Perquisites; Employee Benefits.  Each of the Officers will be entitled to fringe benefits and perquisites consistent with the practices of the Company and to the extent that the Company provides similar benefits or perquisites to similarly situated executives. Under their Employment Agreements, Messrs. Murray and Matthews are entitled to the use of a Company-owned automobile during the term. The Officers are entitled to participate in all other employee benefit plans, practices and programs on a basis that is no less favorable than is provided to similarly situated executives, to the extent consistent with applicable law and the terms of the applicable employee benefit plans.

●	Termination Payments.

Death or Disability. Each of the Officers (or his estate, as applicable) shall receive the following upon death or “disability” (as such term is defined in the Employment Agreements): (1) any accrued and unpaid base salary, unreimbursed business expenses and vested amounts under the Company’s employee benefit plans (the “Accrued Amounts”); (2) a one-time lump sum cash payment under the AIP in an amount to be determined by the Compensation Committee, but no less than a prorated amount of the Officer’s target bonus for the year of termination (the “Final Year Pro Rata AIP Bonus”); and (3) shares of NCC common stock to which the Officer is entitled under any outstanding PSAs, calculated in accordance with the terms and conditions governing such awards. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination without “cause” or for “good reason” (no change in control). If the Company terminates the Officer’s employment without “cause,” or if the Officer terminates his employment for “good reason” (as such terms are defined in the Employment Agreements) outside of the context of a change in control, then the Company will be obligated to pay or provide to the Officer, as applicable: (1) the Accrued Amounts; (2) the Final Year Pro Rata AIP Bonus; (3) a one-time lump sum cash payment equal to the sum of (A) the Officer’s base salary at termination, plus (B) the greater of (i) the most recent payment to the Officer under the AIP or (ii) the average of the three most recent AIP payments to the Officer, plus (C) the greater of (i) the dollar value (as of the date of grant) of the target award of the most recent PSAs granted to the Officer or (ii) the average dollar value (as of the dates of grant) of the target awards of the three most recent PSAs granted to the Officer; (4) a one-time lump sum cash payment equal to the dollar value at termination of all outstanding PSAs that are terminated in connection with the Officer’s termination of employment, as if fully vested and the maximum percentage of the target awards earned; (5) COBRA premiums until the expiration of the COBRA coverage period or the date on which the Officer becomes eligible for coverage under the plan of a subsequent employer; and (6) reimbursement for expenses associated with outplacement services in an aggregate amount not to exceed $25,000. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination without “cause” or for “good reason” (change in control). If the Company terminates the Officer’s employment without “cause,” or if the Officer terminates his employment for “good reason,” and such termination occurs during the period beginning one year prior to and ending two years following a change in control, then the Company will be obligated to pay or provide to the Officer, as applicable: (1) the Accrued Amounts; (2) the Final Year Pro Rata AIP Bonus; (3) a one-time lump sum cash payment equal to 2.99 times the sum of (A) the Officer’s base salary at termination, plus (B) the greater of (i) the most recent payment to the Officer under the AIP prior to the change in control or (ii) the average of the three most recent AIP payments to the Officer prior to the change in control, plus (C) the greater of (i) the dollar value (as of the date of grant) of the target award of the most recent PSAs granted to the Officer prior to the change in control or (ii) the average dollar value (as of the dates of grant) of the target awards of the three most recent PSAs granted to the Officer prior to the change in control; (4) COBRA premiums until the expiration of the COBRA coverage period or the date on which the Officer becomes eligible for coverage under the plan of a subsequent employer; and (5) reimbursement for expenses associated with outplacement services in an aggregate amount not to exceed $25,000. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination for “cause” or without “good reason.” If the Officer’s employment is terminated by the Company for “cause” or by the Officer without “good reason,” then the Officer will be entitled to receive the Accrued Amounts only.

Limitation of Benefits.  The payments or benefits to be received by the Officers in connection with a change in control or termination of employment are subject to potential reduction to the extent necessary to ensure that no amounts are subject to taxes under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

●

Restrictive Covenants.  The Officers will be subject to certain restrictive covenants, including non-solicitation restrictions during the term of the Employment Agreements and for a period of one year following the termination of their employment with the Company for any reason.

●

Clawback. The Officers’ compensation is subject to any clawback policies required by applicable law, government regulation or stock exchange listing requirement or otherwise adopted by the Company, as such policies may be amended from time to time.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the individual Employment Agreements with each of Messrs. Holcomb, Murray and Matthews, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit

10.1	Executive Employment Agreement, dated November 29, 2017, by and among National Commerce Corporation, National Bank of Commerce and John H. Holcomb, III

10.2	Executive Employment Agreement, dated November 29, 2017, by and among National Commerce Corporation, National Bank of Commerce and Richard Murray, IV

10.3	Executive Employment Agreement, dated November 29, 2017, by and among National Commerce Corporation, National Bank of Commerce and William E. Matthews, V

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

December 5, 2017	/s/ William E. Matthews, V
William E. Matthews, V
Vice Chairman and Chief Financial Officer